Exhibit 10.7

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Intellectual Property License Agreement (this “License Agreement”) is made and entered into as of November 25, 2014 and effective as of the Distribution Date (defined below), by and between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (“OPC”), and CALIFORNIA RESOURCES CORPORATION, a Delaware corporation (“CRC”) (each a “Party” and collectively, the “Parties”).

Recitals

A.                                    OPC and its Affiliates desire to grant CRC rights to the Object Code, Source Code and Code Documentation of certain software that is owned by OPC and/or its Affiliates and was used in the conduct of the business of CRC and its Affiliates prior to the Distribution Date and listed in Exhibit A (the “Oxy Owned Software”).

B.                                    OPC and its Affiliates desire to grant CRC rights to certain operations Intellectual Property, user manuals, technical information, training manuals, protocols, policies, and specifications or other explanatory or informational materials that are owned by OPC and/or its Affiliates and listed in Exhibit B.

C.                                    OPC’s Affiliate, OXY USA Inc. (“OXY USA”), is the assignee of U.S. Patent No. 7,731,037, and desires to grant CRC rights to this patent and any extensions, divisions, continuations, reexaminations, and reissues thereof that OXY USA owns or controls (collectively, the “Licensed Patents”).

D.                                    CRC and its Affiliates desire to grant OPC rights to certain data, technical information, and other materials owned by CRC and/or its Affiliates immediately after the Distribution Date, as more fully described in Schedule 1.3(c) (CRC Intellectual Property) to that certain Separation and Distribution Agreement between the Parties, made and entered into as of November 25, 2014 (the “SDA”), along with any Intellectual Property associated therewith (the “CRC Owned Data and Documentation”), as listed in Exhibit C.

E.                                     OPC desires to grant to CRC a limited non-exclusive license to the Oxy Owned Software, Oxy Owned Operations IP, Supply Chain Documentation, and Licensed Patents; and (ii) CRC desires to grant to OPC a limited non-exclusive license to the CRC Owned Data and Documentation, on the terms and conditions set forth in this License Agreement.

Agreement

In consideration of the promises and the respective agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      Definitions

1.1                               When used in this License Agreement, the following terms shall have the meanings set forth below:

(a)                                 “Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

(b)                                 “Acquirer” means any Third Party that acquires, either directly or indirectly, Control, whether accomplished by statutory merger, consolidation or share exchange, stock or asset sale or purchase, or any other form of transaction.

(c)                                  “Affiliate” means any Person which (i) Controls directly or indirectly a Party, or (ii) is Controlled directly or indirectly by such Party, or (iii) is directly or indirectly Controlled by a Person which directly or indirectly Controls such Party.

(d)                                 “Code Documentation” means (i) any design specifications (e.g., logic manuals, flow charts, and principles of operation), testing specifications, test procedures (automated or manual), internal documentation (e.g., database schema designs, functional specifications, training materials, sales guides, build procedures) and (ii) any internal development tools (e.g., build tools, install tools, test tools, debug/diagnostic tools, reviewer guides), and localization versions, all of the foregoing to the extent provided to CRC by OPC under this License Agreement and related to the Source Code of the software listed in Exhibit A.

(e)                                  “Confidential Information” means any information of a Party or its Affiliates (each a “Discloser”) that is not generally available to the public and is (i) disclosed to the other Party or its Affiliates (each a “Recipient”); and (ii) in the case of OPC or its Affiliates as a Discloser, related to the Oxy Owned Software, Oxy Owned Operations IP, Supply Chain Documentation, or any unpublished patent applications, or (iii) in the case of CRC or its Affiliates as a Discloser, related to the CRC Owned Data and Documentation.  Confidential Information includes any information that meets the criteria above, regardless of the form in which such information appears, or by which it is communicated whether in tangible or intangible form, whether or not marked as confidential or otherwise identified as confidential.  However, Confidential Information does not include any information that: (A) is already in the public domain at the time of disclosure or becomes available to the public through no breach of this License Agreement and without the fault of the Recipient; (B) was rightfully known to the Recipient without obligation of confidentiality at the time of its disclosure; (C) is independently developed by the Recipient without the use of any Confidential Information; or (D) is subsequently learned from a Third Party that has the right to disclose the Confidential Information and is not under a confidentiality obligation to the Discloser.

(f)                                   “Control” means the ability to direct, manage or dictate the actions of or determine the management of the entity in question, whether by the elections of members of the board of directors or other governing body of such entity, or by having a majority number of members of such governing body, or by any other means.

(g)                                  “Distribution Date” has the meaning set forth in the SDA.

(h)                                 “Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

(i)                                     “Intellectual Property” means any and all intellectual property rights, under the law of any jurisdiction, both statutory and common law rights, including: (i) utility models, supplementary protection certificates, statutory invention registrations, patents and applications for same, and extensions, divisions, continuations, reexaminations, and reissues thereof; (ii) trademarks, service marks, trade names, slogans, domain names, logos, and trade dress (including all goodwill associated with the foregoing), and registrations and applications for registrations thereof; (iii) copyrights, moral rights, other rights in works of authorship and registrations and applications for registration of the foregoing; and (iv) trade secrets, know-how, and rights in confidential information, including designs, concepts, compilations of information, methods, techniques, procedures, processes, whether or not patentable.

(j)                                    “iSupplier Portal” is defined in Paragraph 2 of Exhibit B.

(k)                                 “License Agreement” is defined in the preamble.

(l)                                     “CRC” is defined in the preamble.

(m)                             “CRC Owned Data and Documentation” is defined in the recitals.

(n)                                 “CRC Indemnitees” means CRC and its Affiliates, each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing.

(o)                                 “OPC” is defined in the preamble.

(p)                                 “OPC Indemnitees” means OPC and its Affiliates, each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing.

(q)                                 “Losses” means losses (including any diminution in value), costs, damages, penalties and expenses (including legal and accounting fees and expenses and costs of investigation and litigation), whether or not involving an Action.

(r)                                    “Object Code” means the machine-readable version of the software listed in Exhibit A and provided to CRC by OPC under this License Agreement.

(s)                                   “OXY USA” is defined in the recitals.

(t)                                    “Oxy Owned Operations IP” is defined in Paragraph 1 of Exhibit B.

(u)                                 “Oxy Owned Software” is defined in the recitals.

(v)                                 “Party” or “Parties” is defined in the preamble.

(w)                               “Person” means an individual, group, partnership, corporation, limited liability company, trust or other association or entity, including Governmental Authorities.

(x)                                 “SDA” is defined in the recitals.

(y)                                 “Source Code” means code, or any portions thereof, in human readable, high-level language, which when compiled or assembled, becomes the executable Object Code, or any portion thereof, of the software listed in Exhibit A and provided to CRC by OPC under this License Agreement.

(z)                                  “Subsidiary” means, with respect to a Person, any Person which is Controlled directly or indirectly by such Person.

(aa)                          “Supply Chain Documentation” is defined in Paragraph 2 of Exhibit B.

(bb)                          “Supply Chain Global Process Governance Teamsite” is defined in Paragraph 2 of Exhibit B.

(cc)                            “Supplier Webpage” is defined in Paragraph 2 of Exhibit B.

(dd)                          “Third Party” means any Person that is not a Party to this License Agreement other than an Affiliate of a Party.

(ee)                            “Transfer” is defined in Section 8.1.

(ff)                              “Use” means to copy, install, use, access, display, run, and otherwise interact with, in its intended manner.

2.                                      License of Oxy Owned Software, Oxy Owned Operations IP, and Supply Chain Documentation

2.1                               License Grant.

(a)                                 Subject to CRC’s compliance with the terms and conditions of this License Agreement, OPC, on behalf of itself and its Affiliates, hereby grants to CRC (for itself and the beneficial use of CRC’s Affiliates) a royalty-free, perpetual, non-exclusive, sublicensable license to (i) Use, modify, or otherwise exploit, and (ii) create, Use, modify or otherwise exploit derivative works of, the Oxy Owned Software, Oxy Owned Operations IP, and Supply Chain Documentation, all of the foregoing solely and exclusively for CRC’s or its Affiliates’ internal business purposes.

(b)                                 Neither CRC nor its Affiliates shall Use the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation for the sole or direct benefit of a Third Party.  Any use or modification of the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation not expressly permitted in this License Agreement is prohibited.

(c)                                  CRC’s right to sublicense the license granted with respect to the Oxy Owned Software and Supply Chain Documentation pursuant to this Section 2.1 is limited to sublicenses to Third Parties performing services or providing goods solely and exclusively for the benefit of CRC or CRC’s Affiliates.  For clarity, Use of the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation that benefits other interest owners in oil and gas leases or assets with respect to which CRC or any of its Affiliates is the operator is not a violation of this Section 2.1.

(d)                                 Solely with respect to the Oxy Owned Operations IP, CRC may sublicense the license granted in this Section 2.1 to (i) Third Parties performing services or providing goods solely and exclusively for the benefit of CRC or CRC’s Affiliates; and (ii) a Third Party that acquires ownership of CRC oil and gas assets from CRC or any of its Affiliates; provided, however, that (A) such sublicense is in writing and contains confidentiality and use restrictions at least as stringent as those in this Agreement; (B) with respect to a sublicense under this subitem (ii), the sublicensed Oxy Owned Operations IP is limited to the Oxy Owned Operations IP that directly and specifically relates to the oil and gas assets so acquired by such Third Party, and (C) such sublicense includes a right of OPC to enforce such sublicense, as a third party beneficiary, directly against such Third Party sublicensee.

2.2                               Ownership.  As between the Parties, all right, title, and interest in and to the Oxy Owned Software, Oxy Owned Operations IP, and Supply Chain Documentation, including any derivative works of and all Intellectual Property related to the Oxy Owned Software, Oxy Owned Operations IP, and Supply Chain Documentation, are and at all times will be, the sole and exclusive property of OPC or its Affiliates, as applicable.  CRC, on behalf of itself and its Affiliates, hereby assigns to OPC and its applicable Affiliates, all right, title, and interest it has or may have in any derivative works of the Oxy Owned Software, Oxy Owned Operations IP, and Supply Chain Documentation; provided, however, that CRC and its Affiliates shall have no obligation under this Agreement to provide to OPC any derivative works created from any of the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation.  Except as expressly set forth in this License Agreement, CRC acquires no rights in or to the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation.  All rights not expressly granted in this License Agreement are reserved to OPC and its Affiliates, including the right to apply for any patents or other Intellectual Property registrations related to the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation.

2.3                               Proprietary Notices.  CRC shall not alter, obscure, or remove any trademark, patent notice, or other proprietary or legal notice displayed by or contained in any portion of the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation or any associated materials.

2.4                              No Updates.  OPC has no obligation to provide CRC with any fixes or updates to the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation, or otherwise maintain the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation in any way.

3.                                      Licensed Patents

3.1                               License Grant.  Subject to CRC’s compliance with the terms and conditions of this License Agreement, OXY USA hereby grants to CRC (for itself and the beneficial use of CRC’s Affiliates) a royalty-free, non-exclusive, sublicensable license to make or have made, use, sell, and offer for sale, export, and import into the United States and any other country or countries, any and all goods and services covered by the Licensed Patents and to otherwise practice, exploit, modify, enhance and use the Licensed Patents, including any such modifications or enhancements, all to the extent solely and exclusively for the benefit of CRC and CRC’s Affiliates.  For clarity, exploitation of the foregoing license that benefits other interest owners in oil and gas leases or assets with respect to which CRC or any of its Affiliates is the operator is not a violation of this Section 3.1.

3.2                               Marking.  CRC will mark all goods covered by the Licensed Patents with all applicable proprietary legends (e.g., patent pending, patent numbers) as required to ensure the enforceability of the Licensed Patents under all applicable laws.

3.3                               Ownership.  As between the Parties, all right, title, and interest in and to the Licensed Patents, including any modifications or improvements of and all Intellectual Property related to the Licensed Patents, are and at all times will be, the sole and exclusive property of OXY USA or its Affiliates, as applicable.  CRC, on behalf of itself and its Affiliates, hereby assigns to OXY USA and its applicable Affiliates all right, title, and interest it has or may have in any modifications or enhancement of the Licensed Patents.  Except as expressly set forth in this License Agreement, CRC acquires no rights in or to the Licensed Patents.  All rights not expressly granted in this License Agreement are reserved to OPC and its Affiliates, including the right to apply for any patents or other Intellectual Property registrations related to the Licensed Patents.

3.4                               Infringement Notice. If CRC at any time becomes aware or receives notice of any suspected or actual unauthorized use or other infringement of a Licensed Patent, then CRC shall promptly give written notice thereof to OXY USA providing all information in CRC’s or its Affiliates’ possession regarding such infringement.

3.5                               Enforcement.  OXY USA has the sole right to bring a legal action for infringement of any and all Licensed Patents and to seek the recovery of damages related to such infringement.  Upon notice of suspected or actual infringement in accordance with Section 3.4, at OXY USA’s sole discretion, OXY USA may bring a legal action for such patent infringement or begin negotiations for the cessation of such infringement.  As between the Parties, OXY USA (a) has the sole and exclusive right to sue and recover past, present, and future damages related to the Licensed Patents incurred by OXY USA, CRC, and their respective Affiliates; (b) has the sole and exclusive right and option to name CRC and any of its Affiliates as a party plaintiff in such suit; and (c) may seek any damages incurred as a result of such infringement of the Licensed Patents.  Any amount awarded or paid as a result of such legal action shall be paid to OXY USA.  CRC shall have the right to employ separate counsel and participate in the prosecution of any infringement cause of action instituted by OXY USA at CRC’s sole cost.

4.                                      CRC Owned Data and Documentation License

4.1                               License Grant.  Subject to OPC’s compliance with the terms and conditions of this License Agreement, CRC, on behalf of itself and its Affiliates, hereby grants to OPC (for itself and the beneficial use of OPC’s Affiliates) a royalty-free, perpetual, non-exclusive, sublicensable license to (a) Use, modify, or otherwise exploit, and (b) create, Use, modify or otherwise exploit derivative works of, the CRC Owned Data and Documentation solely and exclusively for OPC’s or its Affiliates’ internal business purposes.  Neither OPC nor its Affiliates shall Use the CRC Owned Data and Documentation for the sole or direct benefit of a Third Party.  Any use or modification of the CRC Owned Data and Documentation not expressly permitted in this License Agreement is prohibited.  For clarity, Use of the CRC Owned Data and Documentation that benefits other interest owners in oil and gas leases or assets with respect to which OPC or any of its Affiliates is the operator is not a violation of this Section 4.1.

4.2                               Ownership.  As between the Parties, all right, title, and interest in and to the CRC Owned Data and Documentation, including any derivative works of and all Intellectual Property related to the CRC Owned Data and Documentation, are and at all times will be, the sole and exclusive property of CRC or its Affiliates, as applicable.  OPC, on behalf of itself and its Affiliates, hereby assigns to CRC and its applicable Affiliates, all right, title, and interest it has or may have in any derivative works of the CRC Owned Data and Documentation; provided, however, that OPC and its Affiliates shall have no obligation under this Agreement to provide to CRC any derivative works created from any of the CRC Owned Data and Documentation.  Except as expressly set forth in this License Agreement, OPC acquires no rights in or to the CRC Owned Data and Documentation.  All rights not expressly granted in this License Agreement are reserved to CRC and its Affiliates, including the right to apply for any patents or other Intellectual Property registrations related to the CRC Owned Data and Documentation.

4.3                               Proprietary Notices.  OPC shall not alter, obscure, or remove any trademark, patent notice, or other proprietary or legal notice displayed by or contained in any portion of the CRC Owned Data and Documentation or any associated materials.

4.4                               No Updates.  CRC has no obligation to provide OPC with any fixes or updates to the CRC Owned Data and Documentation, or otherwise maintain the CRC Owned Data and Documentation in any way.

5.                                      Confidential Treatment

5.1                               Protection.  Each Party agrees to secure and protect the Confidential Information of the other Party using at least as great a degree of care as it uses to protect its own confidential information of a similar nature, but in no event less than reasonable care.  Each Party agrees to hold the Confidential Information in confidence and not disclose it to Third Parties, except as permitted under this License Agreement.

5.2                              Other CRC Obligations.  Except as expressly permitted by this License Agreement, CRC agrees:

(a)                                 to keep the Oxy Owned Software, Oxy Owned Operations IP, and Supply Chain Documentation confidential and to take appropriate steps to ensure that the employees, agents, officers and representatives of CRC, contractors and CRC’s

Affiliates (as well as contractors of any such Affiliate) that Use the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation pursuant to this License Agreement keep the Oxy Owned Software, Oxy Owned Operations IP, and Supply Chain Documentation confidential; and

(b)                                 not disclose or provide the Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation to any Third Party.

5.3                               Other OPC Obligations.  Except as expressly permitted by this License Agreement, OPC agrees:

(a)                                 to keep the CRC Owned Data and Documentation confidential and to take appropriate steps to ensure that the employees, agents, officers and representatives of OPC, contractors and OPC’s Affiliates (as well as contractors of any such Affiliate) that Use the CRC Owned Data and Documentation pursuant to this License Agreement keep the CRC Owned Data and Documentation confidential; and

(b)                                 not disclose or provide the CRC Owned Data and Documentation to any Third Party.

5.4                               Legally Required Disclosure.  Notwithstanding the foregoing, a Recipient may disclose Confidential Information of a Discloser to a Governmental Authority but only to the extent such disclosure is specifically required by applicable law, stock exchange rules or by a governmental order, decree or regulation, in each case, in the opinion of Recipient’s legal counsel.  In addition, each Recipient shall use best efforts to preserve the confidentiality of the Confidential Information of the Discloser in any such disclosure to the extent the applicable law, stock exchange rule, governmental order, decree or regulation gives such Recipient the right to do so.  Each Recipient agrees to inform the Discloser of (a) any request or demand for disclosure made upon such Recipient by a Governmental Authority and (b) such legal counsel’s opinion that such disclosure is necessary prior to making such disclosure.

6.                                      Use by Affiliates

6.1                               Same Rights.  Any Affiliate of CRC shall have the same right to exploit the Oxy Owned Software, Oxy Owned Operations IP, Supply Chain Documentation, and Licensed Patents as CRC.  Any Affiliate of OPC shall have the same right to exploit the CRC Owned Data and Documentation as OPC.  Each Affiliate that exercises such right shall be bound by, and shall comply with all of the terms and conditions of, this License Agreement as though it were “CRC” or “OPC,” as applicable, hereunder, but CRC or OPC, as applicable, shall at all times remain responsible for all Use or other exploitation of the Oxy Owned Software, Oxy Owned Operations IP, Supply Chain Documentation, Licensed Patents or CRC Owned Data and Documentation, as applicable, under this License Agreement by such Affiliate.

6.2                               Change in Affiliate Status.  If at any time a prior Affiliate of CRC no longer meets the definition of an Affiliate or should cease to exist, such prior Affiliate shall immediately return to CRC all Oxy Owned Software, and Oxy Owned Operations IP and Documentation in its possession and deliver a certificate from an authorized officer stating that such delivery comprises and includes all Oxy Owned Software, Oxy Owned

Operations IP, and Supply Chain Documentation previously in its possession, and such prior Affiliate shall cease to have the right to exploit such Oxy Owned Software, Oxy Owned Operations IP, and Supply Chain Documentation as well as the Licensed Patents.  If at any time a prior Affiliate of OPC no longer meets the definition of an Affiliate or should cease to exist, such prior Affiliate shall immediately return to OPC all CRC Owned Data and Documentation in its possession and deliver a certificate from an authorized officer stating that such delivery comprises and includes all CRC Owned Data and Documentation previously in its possession, and such prior Affiliate shall cease to have the right to exploit such CRC Owned Data and Documentation.

7.                                      Indemnities

7.1                               CRC Indemnity.  CRC agrees for itself and its Affiliates, successors, and assigns, to defend, indemnify and hold the OPC Indemnitees harmless from and against any and all Losses whatsoever incurred by and/or Actions imposed on any OPC Indemnitee in connection with, related to, or arising from CRC’s or its Affiliates’ possession, Use, and/or other exploitation of the licenses granted by OPC pursuant to this License Agreement; REGARDLESS OF WHETHER SUCH CLAIM INVOLVES THE NEGLIGENCE, STRICT LIABILITY, OR FAULT OF AN OPC INDEMNITEE.

7.2                               OPC Participation in Defense.  Any OPC Indemnitee may participate in its defense at its own cost and expense and CRC will consult with OPC in connection with defense and settlement.

7.3                               OPC Indemnity.  OPC agrees for itself and its Affiliates, successors, and assigns, to defend, indemnify and hold the CRC Indemnitees harmless from and against any and all Losses whatsoever incurred by and/or Actions imposed on any CRC Indemnitee in connection with, related to, or arising from OPC’s or its Affiliates’ possession, Use, and/or other exploitation of the license granted by CRC pursuant to this License Agreement; REGARDLESS OF WHETHER SUCH CLAIM INVOLVES THE NEGLIGENCE, STRICT LIABILITY, OR FAULT OF A CRC INDEMNITEE.

7.4                               CRC Participation in Defense.  Any CRC Indemnitee may participate in its defense at its own cost and expense and OPC will consult with CRC in connection with defense and settlement.

8.                                      Transfer and Assignment

8.1                               No Transfer except as Permitted.  Except as expressly permitted by this License Agreement, neither Party shall sell, sublicense, assign or transfer, in whole or in part, directly or indirectly, by contract, operation of law or otherwise (“Transfer”) this License Agreement or any rights granted herein to any Third Party without the other Party’s prior written consent, which may be withheld, conditioned or delayed at the sole discretion of the other Party.  A change of control is considered a Transfer.  Any Transfer to a Third Party not permitted by this License Agreement shall automatically and, without any further action, be void ab initio.

8.2                               Permitted Transfer.  Upon written notice to the other Party, a Party may Transfer this Agreement in its entirety to (a) an Affiliate or (b) an Acquirer, provided that such Affiliate or Acquirer agrees in writing to be bound by all terms and conditions of this License Agreement, including all obligations and liabilities.

9.                                      Termination of License

9.1                               Conditions of Termination.  This License Agreement and the licenses granted herein may be terminated immediately by a Party:

(a)                                 if the other Party breaches, in any material respect, any provision of this License Agreement and fails to remedy such breach within thirty (30) days following notice thereof from the non-breaching Party; or

(b)                                 automatically, without any further action, should the other Party voluntarily file a petition in bankruptcy or assign, voluntarily or involuntarily, its assets for the benefit of its creditors or should proceedings be commenced against or by the other Party under any bankruptcy, insolvency or similar statute.

9.2                               Effect of Termination.

(a)                                 Upon termination of this License Agreement by OPC pursuant to Section 9.1, CRC and each Affiliate in possession of Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation shall destroy all such Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation in its possession, shall retain no copies thereof, and shall provide evidence satisfactory to OPC of such destruction.  Notwithstanding the foregoing, neither CRC nor its Affiliates shall be required to destroy any Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation that is on any backup, archival, disaster recovery, or similar media.

(b)                                 Upon termination of this License Agreement by CRC pursuant to Section 9.1, OPC and each Affiliate in possession of CRC Owned Data and Documentation shall destroy all such CRC Owned Data and Documentation in its possession, shall retain no copies thereof, and shall provide evidence satisfactory to CRC of such destruction.  Notwithstanding the foregoing, neither OPC nor its Affiliates shall be required to destroy any CRC Owned Data and Documentation that is on any backup, archival, disaster recovery, or similar media.

(c)                                  All provisions of this License Agreement relating to the confidentiality of or restrictions on the use of the Oxy Owned Software, Oxy Owned Operations IP, Supply Chain Documentation, Licensed Patents, or CRC Owned Data and Documentation shall survive any termination of this License Agreement.

9.3                               No Cross Default.

(a)                                 A breach by OPC or its Affiliates of its or their obligations as a licensee under this License Agreement will not be deemed to be a breach of OPC’s rights or obligations as a licensor under this License Agreement, and will not affect OPC’s rights to its Oxy Owned Software, Oxy Owned Operations IP, or Supply Chain Documentation that is licensed to CRC hereunder.

(b)                                 A breach by CRC or its Affiliates of its or their obligations as a licensee under this License Agreement will not be deemed to be a breach of CRC’s obligations as a licensor under this License Agreement, and will not affect CRC’s rights to its CRC Owned Data and Documentation that is licensed to OPC hereunder.

10.                               Warranty and Disclaimers

10.1                        No Liability.

(a)                                 OPC and its Affiliates shall not be liable for any loss, damage, injury or other casualty of any kind or by whomsoever caused, to the person or property of anyone, including CRC or its Affiliates, agents or customers, arising out of or resulting from CRC’s and/or its Affiliates or their respective successors, or assigns, possession, Use, or other exploitation of any of the Oxy Owned Software, Oxy Owned Operations IP, Supply Chain Documentation, or the Licensed Patents.

(b)                                 CRC and its Affiliates shall not be liable for any loss, damage, injury or other casualty of any kind or by whomsoever caused, to the person or property of anyone, including OPC or its Affiliates, agents or customers, arising out of or resulting from OPC’s and/or its Affiliates or their respective successors, or assigns, possession, Use, or other exploitation of any of the CRC Owned Data and Documentation.

10.2                        No Other Warranties.  CRC ACCEPTS THE OXY OWNED SOFTWARE, OXY OPERATIONS IP, SUPPLY CHAIN DOCUMENTATION, AND LICENSED PATENTS “AS IS” AND “WITH ALL FAULTS” (WHETHER DETECTABLE OR NOT).  OPC ACCEPTS THE CRC DATA AND DOCUMENTATION “AS IS” AND “WITH ALL FAULTS” (WHETHER DETECTABLE OR NOT).  NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR DESCRIPTION WITH RESPECT TO THE OXY OWNED SOFTWARE, OXY OPERATIONS IP, SUPPLY CHAIN DOCUMENTATION, LICENSED PATENTS, OR CRC DATA AND DOCUMENTATION, INCLUDING ANY WARRANTY REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT, INCLUDING ANY NON-INFRINGEMENT BASED ON THE POSSESSION, USE, OR OTHER EXPLOITATION OF THE OXY OWNED SOFTWARE, OXY OPERATIONS IP, SUPPLY CHAIN DOCUMENTATION, LICENSED PATENTS, OR CRC DATA AND DOCUMENTATION.  IN ADDITION, (A) NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR DESCRIPTION WITH RESPECT TO THE QUALITY, ACCURACY, VALUE OR USEFULNESS OF THE OXY OWNED SOFTWARE, OXY OPERATIONS IP, SUPPLY CHAIN DOCUMENTATION, LICENSED PATENTS, OR THE CRC DATA AND DOCUMENTATION, AND (B) OPC MAKES NO REPRESENTATION OR WARRANTY THAT CRC’S USE OF THE OXY OWNED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE.  ALL OF THE FOREGOING WARRANTIES ARE HEREBY DISCLAIMED.

10.3                        No Consequential Damages.  NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON (INCLUDING ANY AFFILIATE OF THE OTHER PARTY) FOR ANY PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER RESULTING FROM OR ARISING OUT OF THIS LICENSE AGREEMENT OR THE POSSESSION, USE, OR OTHER EXPLOITATION BY A PARTY OR ITS AFFILIATES OR SUCH OTHER PERSON OF THE OXY OWNED SOFTWARE, OXY OPERATIONS IP, SUPPLY CHAIN DOCUMENTATION, LICENSED PATENTS, OR CRC DATA AND DOCUMENTATION, INCLUDING LOSS OF PROFIT, LOSS OF OPPORTUNITY, OR BUSINESS

INTERRUPTION, HOWEVER THE SAME MAY BE CAUSED AND EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

11.                               Miscellaneous

11.1                        Non-exclusivity.  This License Agreement is non-exclusive. Nothing in this License Agreement prevents OPC from granting rights to any or all of the Oxy Owned Software, Oxy Owned Operations IP, Supply Chain Documentation, and/or Licensed Patents to any Third Parties on such prices and terms as OPC may establish, and nothing in this License Agreement prevents CRC from granting rights to any or all of the CRC Owned Data and Documentation to any Third Parties on such prices and terms as CRC may establish.

11.2                        Entirety of Agreement.  This License Agreement and the SDA contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein.

11.3                        Incorporation of Provisions of SDA.  The following provisions of the SDA are hereby incorporated by reference and will apply to this License Agreement as if fully set forth herein: Article IV (Dispute Resolution); Sections 10.1 (Counterparts; Corporate Power), 10.2 (Governing Law; Waiver of Trial by Jury); 10.4 (Third Party Beneficiaries), except as expressly set forth otherwise in this Agreement, 10.6 (Severability), 10.7 (Force Majeure), 10.9 (Expenses), 10.11 (Headings), 10.13 (Waivers of Default), 10.14 (Specific Performance), 10.15 (Amendments), and 10.16 (Interpretation).

11.4                        Notices.  All notices, requests, claims, demands or other communications under this License Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.4):

If to OPC:

Occidental Petroleum Corporation

5 Greenway Plaza

Houston, Texas 77046-0506

Facsimile: (713) 985-8934

Attention:  General Counsel

If to CRC:

California Resources Corporation

10889 Wilshire Boulevard

Los Angeles, California 90024

Facsimile: (310) 443-6192

Attention:  General Counsel

Any Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

11.5                        Survival.  Those provisions that would require survival in order to give them full force and effect, including Sections 7—11, shall survive the termination or expiration of this License Agreement, regardless of the date, cause or manner of such termination.

11.6                        No Partnership or Joint Venture.  This License Agreement shall not be deemed to create a legal partnership, agency or joint venture between or among any of the Parties hereto or between or among any partners, members or stockholders or any Affiliates (as defined in the Securities Act of 1933, as amended) of any of them.  All liabilities and obligations hereunder are the sole and separate responsibility of each Party, and are not joint and several.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have signed this License Agreement as of the date first set forth above.

OPC:

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Ioannis Charalambous
Name:	Ioannis Charalambous
Title:	Vice President and General Counsel

Signature Page to Intellectual Property License Agreement

OXY USA (for purposes of Section 3 only):

OXY USA Inc.

By:	/s/ Nicole E. Clark
Name:	Nicole E. Clark
Title:	Vice President and Secretary

Signature Page to Intellectual Property License Agreement

CRC:

CALIFORNIA RESOURCES CORPORATION

By:	/s/ Todd A. Stevens
Name:	Todd A. Stevens
Title:	President and Chief Executive Officer

Signature Page to Intellectual Property License Agreement

Exhibit A

Oxy Owned Software

No.	Name	Notes
1.	AD Tools
2.	AFE - ElkHills
3.	AFE - FP&A
4.	Application MarketPlace
5.	Audit Pack
6.	Business Names and Associates
7.	Business Unit Dashboard KPI
8.	CATTS Report
9.	Centralized Delegation of Authority
10.	Credit & Accounts Receivable Reporting System
11.	Deployment Console
12.	Elk Hills Mobile Self-Assessment Check Lists
13.	Elk Phone
14.	eMinder
15.	Field Assist	(a)
16.	FileNET Access Request
17.	FileNET Doc Link
18.	FileNET InvoiceLink
19.	FileNET OxyDocs
20.	FinODS
21.	FracFocus
22.	Global Phone Directory
23.	HES and Management Crew Visits
24.	HES Contractor Hours
25.	HES Risk Registers
26.	IDM.Oxy.com
27.	IPTracker
28.	IRS
29.	KMS Single Sign On Validation
30.	LaunchXP
31.	Matching Gifts
32.	MAWAS/CONWAS HES OOG Executive Reporting
33.	Meter Cross Reference & Hierarchy System

No.	Name	Notes
34.	Monthly Contractor (Web)
35.	MSDS Archive Search
36.	Network Printer Locator
37.	New Hire Website (OxyLink)
38.	NMM
39.	OAS (Domestic)
40.	ODBC for Ingres 9.2
41.	OPC Reserves Template Add-In(ResAddin)
42.	Oracle Password Change Tool
43.	OTS Monthly Maintenance Module
44.	OXY Absence and Travel Request System
45.	OXY Corporate AFE
46.	Oxy Desktop Service
47.	OXY GIS
48.	Oxy Promotional Products
49.	Oxy Reports
50.	Oxy Safety Toolbox
51.	OxyLink Home Page
52.	OxyNet Location Pages
53.	OxyNET News & Events
54.	OxyRoyalty.com
55.	OxyTools
56.	PC Inventory
57.	Personal Meter Hierarchy
58.	Petrel 3D Surveillance Plug-in
59.	Petrel Dykstra Parsons Plug-in
60.	Power² Observation Checklist
61.	Property Master
62.	Property Ownership System
63.	PSP ODS (Operational Data Store)
64.	RPCNet AFE Prep Tool
65.	Run Ticket System
66.	Software Asset Management
67.	SPLITS
68.	SSO for ADP Executive Benefits
69.	SSO for Sungard
70.	SSO for Talent Management

No.	Name	Notes
71.	SSO for Taleo
72.	SSO for Training Mine
73.	Tank Setting OIT
74.	Taproot 5.x Web Client Configuration
75.	Taproot Snapchart Caspol
76.	THUMS Dashboard
77.	Transenergy
78.	Unplanned Outage Notification System
79.	Vendor Gift and Entertainment Disclosure
80.	Voice Circuit Inventory
81.	Well Select
82.	Work Accident Summary
83.	WST

Notes:

(a):                 Does not include any “Petrasoft Derivatives” as defined and licensed to OPC and its Affiliates in the Field Assist License and Services Agreement between PetraSoft Consulting Inc. and OXY Inc., dated May 16, 2012.

Exhibit B

Oxy Owned Operations IP and Supply Chain Documentation

1.                                      All Intellectual Property (other than the Licensed Patents and Intellectual Property in the Oxy Owned Software and Supply Chain Documentation) (a) owned by OPC or its Affiliates immediately prior to the Distribution Date, and (b) necessary for the conduct of the business of CRC and its Subsidiaries as conducted immediately prior to the Distribution Date (all of the foregoing, the “Oxy Owned Operations IP”), including:

•                  Formulas and procedures for IOR and EOR methods, including water injection, steam injection, CO2 injection, gas injection and chemical injection; and

•                  Proprietary processes and procedures for drilling wellbore anti-collision (e.g., assessing and mitigating risk).

2.                                      Intellectual Property in the following documentation (the “Supply Chain Documentation”):

When used in this Exhibit B, the following terms shall have the meanings set forth below:

(i)                                     “iSupplier Portal” means the Oracle iSupplier Portal that is a component of the Oracle E-Business Suite application software licensed by OPC or its Affiliates.

(ii)                                  “Supplier Webpage” means an external website maintained by OPC containing a collection of Oxy Owned Operations IP and Documentation related to orientation, support information, and tools for prospective or registered suppliers of OPC.

(iii)                               “Supply Chain Global Process Governance Teamsite” means an internal website maintained by OPC containing a collection of Oxy Owned Operations IP and Documentation related to support information and tools for supply chain processes, systems, departments, and internal stakeholders.

The documents listed below are the versions of such documents existing at the referenced locations as of the Distribution Date.

Document Name	Document Description	Document Type	Location
Process Webpages	List of tabs within the Supply Chain Global Process Governance Teamsite	Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/PROCESS%20WEBPAGES/Forms/AllItems.aspx
ADP Supplier Contract Conversion	List to administrate and track the ADP (Automatic Data Processing, Inc.) supplier contract conversion	Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/Lists/ADP%20Supplier%20Contract%20Conversion/AllItems.aspx

Document Name	Document Description	Document Type	Location
Approved Forms Administration	List to administrate and track approved forms publication	Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/Lists/Approved%20Forms%20Administration/AllItems.aspx
Dashboards and Reports	List of reports and dashboards on the Supply Chain Global Process Governance Teamsite	Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/Lists/SCM%20Documents/AllItems.aspx
Documentation	Training materials, process instructions, and templates	Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/Lists/PROCESS%20QUICK%20REFERENCES/AllItems.aspx
Item Master Administration	List to administrate and track item master requests	Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/Lists/Item%20Master%20Administration/AllItems.aspx
P-Card Audit Violations List	List to administrate and track p-card audit violations	Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/Lists/PCard_Audit_Violations_List/AllItems.aspx
Processes — SCM	List of supply chain management (SCM) processes	Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/Lists/SCM%20Processes%20Links/AllItems.aspx
Supplier Inquiry List	List to administrate and track resolution of supplier help desk inquiries	Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/Lists/Supplier%20Inquiry%20List/SUPPLIER%20INQUIRIES%20ALL.aspx
Supplier Merge List	List to administrate and track resolution of supplier merge cases	Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/Lists/SUPPLIER%20MERGE%20LIST/AllItems.aspx

Document Name	Document Description	Document Type	Location
Vendor Master Requests

List to administrate and track resolution of requests for supplier registration, onboarding, modifications, inactivation, reactivations, iSupplier supplier contact registration, and contract related data setup; only applicable in USA

		Supply Chain Global Process Governance Teamsite	http://teamsites-houston.oxy.com/oogc/ONEOXY_SCM/Lists/Vendor_Master_Requests_List/AllItems.aspx
Supplier Webpage Main Page	Home page for orientation, support information and tools for prospective or registered suppliers	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Pages/overview.aspx
Prospective Supplier Registration Page	Web page for prospective suppliers to register	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Pages/ProSup.aspx
User Guide — Submit Prospective Supplier Registration Form	Online user guide that describes how prospective suppliers can submit a registration form	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/iSupplier%20Portal%20User%20Handbook.pdf
User Guide — Overview to Access, Passwords, Navigation and Notifications	Online user guide that provides a general overview of the iSupplier Portal (i.e., how to access, reset passwords, navigate, define preferences and notifications)	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/User%20Guide%20-%20Overview%20to%20%20Access,%20Passwords,%20Navigation%20and%20Notifications.pdf
User Guide — Administrate Users - Security Administrator	Online user guide that describes how to create, update, inactivate iSupplier Portal users, and reset user passwords	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/User%20Guide%20-%20Administrate%20Users%20-%20Security%20Administrator.pdf

Document Name	Document Description	Document Type	Location
User Guide — Respond to Request for Information (RFI)	Online user guide that describes how to view, acknowledge and submit response to request ror information (RFI)	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/User%20Guide%20-%20Respond%20to%20Request%20for%20Information%20(RFI).pdf
User Guide — Quote Request for Quotation (RFQ)	Online user guide that describes how to view, acknowledge and submit quote for request for quotation (RFQ)	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/User%20Guide%20-%20Quote%20Request%20for%20Quotation%20(RFQ).pdf
User Guide — View and/or Accept Purchasing Documents

Online user guide that describes how to view purchasing documents (purchase orders, services orders, contracts, master services agreements, etc.), their price, and to electronically accept a purchasing document

		Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/iSupplier%20User%20Guide%20-%20View%20or%20Accept%20Purchasing%20Documents%20V3.pdf
User Guide —View Receipts and Returns	Online user guide that describes how to view receipts and returns	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/UserGuide_ViewReceiptsandReturns.pdf
User Guide — View and Submit Contractual Deliverables	Online user guide that describes how to view and submit information and documentation associated with a purchasing document	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/User%20Guide%20-%20View%20and%20Submit%20Contractual%20Deliverables.pdf
User Guide — View Invoices and Payments	Online user guide that describes how to view invoices and payments	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/User%20Guide%20-%20View%20Invoices%20and%20Payments.pdf

Document Name	Document Description	Document Type	Location
User Guide — Create Invoices	Online user guide that describes how to electronically submit invoices against standard purchase orders	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/User%20Guide%20-%20Create%20Invoices.pdf
User Guide — Create and View Credit Memos	Online user guide that describes how to electronically submit credit memos	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/User%20Guide%20-%20Create%20and%20View%20Credit%20Memos.pdf
User Guide — Create iSupplier Supplier Charges	Online user guide that describes how to , and electronically view and submit supplier charges and field ticket invoices against agreements	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/View_and_Create_Supplier_Charges_Invoices.pdf
Integrated Supplier Implementation Guide	Online supplier implementation guide containing the standards used for secured electronic invoice data exchange (i.e. supplier charges)	Supplier Webpage	http://www.oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/INTEGRATED_SUPPLIER_IMPLEMENTATION_GUIDE%20V1.pdf
Supplier B2B Integration Readiness and Technical Assessment Questionnaire	Questionnaire to capture critical information necessary to assess whether electronic business data can be exchanged with a supplier	Supplier Webpage	http://www.oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/Supplier_B2B Integration_Readiness_and_Technical_Assessment_Questionnair.docx
Registered Supplier Information Modification Form	Online form used for currently registered suppliers to add, remove, or modify information on a supplier’s registration form	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/Supplier_Registration_Modification_Form.docx
Frequently Asked Questions	Online guide providing answers to frequently asked questions about the iSupplier Portal, supplier invoices, etc.	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Documents/iSupplier_Portal_FAQs.pdf

Document Name	Document Description	Document Type	Location
Supplier Help Desk Page	Web page allowing users to submit inquiries regarding the iSupplier Portal and supplier related business processes	Supplier Webpage	http://oxy.com/OurBusinesses/OilAndGas/DBWU/Pages/supplierinquiry.aspx

Exhibit C

CRC Owned Data and Documentation

The data and documentation set forth in Schedule 1.3(c) (CRC Intellectual Property) of the SDA.